UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TELEPHONE AND DATA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2669023
(State of Incorporation or Organization)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of Principal Executive Offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.875% Senior Notes due 2059	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES: 333-155078

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                           Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 6.875% Senior Notes due 2059 (the “Notes”) to be registered hereby is contained under the caption “Description of the Notes” set forth in the Prospectus Supplement dated November 16, 2010, and under the caption “Description of Debt Securities” set forth in the Prospectus dated November 16, 2010, as filed with the Securities and Exchange Commission under Rule 424(b)(5) under the Securities Act of 1933, as amended, with respect to the Registrant’s Registration Statement on Form S-3ASR (Registration No. 333-155078), and such descriptions are incorporated herein by reference thereto.

Item 2.                                                           Exhibits.

Exhibit
Number	Description of Exhibit

1.

Indenture dated as of November 1, 2001 between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), filed as Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference thereto.

2.

Fourth Supplemental Indenture dated as of November 16, 2010 between the Registrant and The Bank of New York Mellon Trust Company, N.A., including the form of 6.875% Senior Notes due 2059 attached as Exhibit A thereto, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated November 16, 2010 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date: November 18, 2010	By:	/s/ Peter L. Sereda
		Name:	Peter L. Sereda
		Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1.

Indenture dated as of November 1, 2001 between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), filed as Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference thereto.

2.

Fourth Supplemental Indenture dated as of November 16, 2010 between the Registrant and The Bank of New York Mellon Trust Company, N.A., including the form of 6.875% Senior Notes due 2059 attached as Exhibit A thereto, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated November 16, 2010 and incorporated herein by reference thereto.